UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 22, 2018

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	1-5491 (Commission File Number)	98-1023315 (I.R.S. Employer Identification Number)

2800 Post Oak Boulevard Suite 5450 Houston, Texas (Address of Principal Executive Offices)		77056-6189 (Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Existing Credit Agreement

On May 22, 2018, Rowan Companies, Inc., a Delaware corporation (“RDC”), as borrower, Rowan Companies plc, a company organized under the laws of England and Wales (“Rowan”), Wells Fargo Bank, N.A. (“Wells Fargo”), as the administrative agent, Wilmington Trust, National Association, as successor administrative agent, the lenders and the other parties thereto entered into an amendment (“Amendment No. 3”) to that certain Amended and Restated Credit Agreement dated as of January 23, 2014 (as amended by the Commitment Increase and Extension Agreement and Amendment No. 1 dated as of May 5, 2015 and the Extension Agreement and Amendment No. 2 dated as of January 25, 2016) (the “Existing Credit Agreement”).

Amendment No. 3 permits, among other things, (i) the entry by RDC Holdings Luxembourg S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) (“Rowan Lux”) and Rowan, as parent, into a new senior unsecured revolving credit agreement (as further described below, the “New Credit Agreement”), and (ii) a non-pro rata commitment reduction (the “Commitment Reduction”) for each lender under the Existing Credit Agreement which becomes a lender under the New Credit Agreement with commitments thereunder up to the amount specified in Amendment No. 3. Amendment No. 3 further provides for, among other things, (i) the reduction of the Existing Credit Agreement’s letter of credit subfacility to $0, (ii) the Commitment Reduction and (iii) the resignation of Wells Fargo as administrative agent and appointment of Wilmington Trust, National Association, as successor administrative agent under the Existing Credit Agreement. The Commitment Reduction will result in the lenders under the New Credit Agreement having no commitments under the Existing Credit Agreement and will reduce the aggregate principal amount of commitments under the Existing Credit Agreement to $310,714,285. Under the Existing Credit Agreement, $60,000,000 of the availability matures on January 23, 2019, $150,714,285 of the availability matures on January 23, 2020 and $100,000,000 of the availability matures on January 23, 2021. There are currently no outstanding loans under the Existing Credit Agreement.

New Credit Agreement

On May 22, 2018, Rowan Lux, as borrower, and Rowan, as parent, entered into the New Credit Agreement with Wells Fargo, as administrative agent, an issuing lender and a swingline lender, the lenders party thereto and the other parties thereto. The maximum aggregate amount of borrowings available under the New Credit Agreement is $955 million. The New Credit Agreement currently provides for a swingline subfacility in the amount of $50 million, and a letter of credit subfacility in the amount of $129 million, with the ability to increase such amounts (subject to certain lenders agreeing to become issuers of letters of credit following the closing date). Borrowings under the New Credit Agreement may be used for working capital and other general corporate purposes. The New Credit Agreement also includes restrictions on borrowings if, after giving effect to any such borrowings and the application of the proceeds thereof, the aggregate amount of Available Cash (as defined in the New Credit Agreement) would exceed $200,000,000.

The New Credit Agreement matures on May 22, 2023; provided, however, that if Rowan’s 4.875% senior unsecured notes are not refinanced in full on or prior to February 1, 2022, the maturity date will be February 1, 2022.

In addition, Rowan has guaranteed the obligations of the borrower under the New Credit Agreement. Certain other subsidiaries of Rowan may be required from time to time to guarantee the obligations of the borrower under the New Credit Agreement in order maintain compliance with the Guarantor Ratio Covenants (as defined below).

Subject to the successful procurement of additional commitments from new or existing lenders, borrower may elect to increase the maximum amount available under the New Credit Agreement from $955 million by an additional amount not to exceed $250 million.

Revolving borrowings under the New Credit Agreement bear interest, at Rowan Lux’s option, at either (a) the sum of Adjusted LIBOR (as defined in the New Credit Agreement), plus a margin ranging between 2.75% to 4.25%, depending on the credit rating of Rowan (or if Rowan is not then rated, RDC), or (b) the sum of the Base Rate (as defined in the New Credit Agreement), plus a margin ranging between 1.75% to 3.25%, depending on the credit rating of Rowan (or if Rowan is not then rated, RDC).

The New Credit Agreement contains certain financial covenants applicable to Rowan and its subsidiaries, including (i) a covenant restricting debt to total tangible capitalization to not greater than 55% at the end of each fiscal quarter, (ii) a minimum Liquidity (as defined in the New Credit Agreement) requirement of $300,000,000, (iii) a covenant that the ratio of the Rig Value (as defined in the New Credit Agreement) of Marketed Rigs (as defined in the New Credit Agreement) to the sum of commitments under the New Credit Agreement, the commitments under the Existing Credit Agreement plus any other indebtedness of the borrower and guarantors (other than unsecured intercompany indebtedness that is contractually subordinated to the obligations under the New Credit Agreement) that is secured by a lien, guaranteed by, or has an obligor a subsidiary of Rowan, in each case, that directly own or operates a Rig (as defined in the New Credit Agreement), is not less than 3:00 to 1:00 at the end of each fiscal quarter and (iv) a covenant that the ratio of (A) the Rig Value of the Rigs (other than Specified Acquired Rigs (as defined in the New Credit Agreement)) that are directly wholly owned by the borrowers and guarantors to (B) the Rig Value of all Rigs owned by Rowan, subsidiaries of Rowan and certain local content affiliates, is not less than 80% at the end of each fiscal quarter (such covenants described in (iii) and (iv) of this paragraph, the “Guarantor Ratio Covenants”).

The New Credit Agreement also contains additional covenants generally applicable to Rowan and its subsidiaries that Rowan considers usual and customary for an agreement of this type, including compliance with laws (including environmental laws, ERISA and anti-corruption and sanctions laws), delivery of quarterly and annual financial statements, maintenance and operation of property, restrictions on investments, asset sales, the incurrence of liens and indebtedness, mergers and other fundamental changes, restricted payments, repurchases and redemptions of indebtedness and equity, sale and leaseback transactions and transactions with affiliates. Borrowings under the New Credit Agreement are subject to acceleration upon the occurrence of events of default that Rowan considers usual and customary for an agreement of this type.

The foregoing descriptions are qualified in their entirety by reference to the Amendment No. 3 and the New Credit Agreement, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein. Certain schedules and exhibits to the New Credit Agreement have not been filed with the New Credit Agreement. Rowan will furnish supplementally any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD

On May 22, 2018, Rowan filed a press release announcing the signing of Amendment No. 3 and the receipt of commitments in respect of the New Credit Agreement. The press release is filed as an exhibit to this report and is incorporated by reference herein.

The information in Item 7.01 of this Current Report and in the exhibits attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report and in Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of May 22, 2018, among RDC Holdings Luxembourg S.à r.l., as borrower, Rowan Companies plc, as parent, the lenders party thereto from time to time, the issuing lenders party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent, an issuing lender and swingline lender, Citibank, N.A., DNB Bank ASA, New York Branch, Bank of America, N.A., Barclays Bank plc and MUFG Bank, Ltd., as Co-Syndication Agents.

10.2	Amendment No. 3 and Consent to Amended and Restated Credit Agreement and Successor Agency Agreement, dated as of May 22, 2018, among Rowan Companies, Inc., a Delaware corporation, as borrower, Rowan Companies plc, as parent, Wells Fargo Bank, National Association, as an issuing lender, as swingline lender and as the administrative agent, Wilmington Trust, National Association, as successor administrative agent, the lenders party thereto and the other parties thereto.

99.1	Press release of Rowan Companies plc dated May 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2018	Rowan Companies plc

	By:	/s/ Stephen M. Butz
Stephen M. Butz Executive Vice President and Chief Financial Officer